FILED EFFECTIVE
                                                    00 FEB 17 AM 10:10
                                                    SECRETARY OF STATE
                                                      STATE OF IDAHO
Submission Page 29 of 31

                         ARTICLES OF DISSOLUTION
             (General Business and Professional Corporations)

   To the Secretary of State of Idaho
     Pursuant to Title 30, Chapter 1 and 13, Idaho Code, the undersigned corporation has elected to dissolve.

1.    The name of the corporation is:        Idaho Technical, Inc.

2.    The date the dissolution was authorized is: January 24, 2000



3.    The dissolution was approved by the shareholders as follows:

      a) The number of shares entitled to vote:       2,797,130

      b) The number voting for dissolution:           2,711,250

      c) The number voting against dissolution:            0

4.  (optional) The dissolution shall be effective on:_________________
    (the articles will be effective on the date filed with the Secretary of State, unless a later date is specified.)




Dated:_February 15, 2000
      ------------------------
Signed:  /s/David A. Miller
       -----------------------

Its  Secretary
   ---------------------------


IDAHO SECRETARY OF STATE
02/17/2000  09:00
CK: 869  CT: 124696  BH: 291253

1@ 30.00 = 30.00 PROF DISSO # 2
1@ 20.00 = 20.00 EXPEDITE C # 3
C39819